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                                                          EXHIBIT 10.1
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                           SUMMARY OF THE SALARIES, INCENTIVE COMPENSATION AND EQUITY INCENTIVE GRANTS
                                         AND AWARDS FOR THE NAMED EXECUTIVE OFFICERS OF
                                           REINSURANCE GROUP OF AMERICA, INCORPORATED

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
                                                                Shares Awarded    MIP Award for
                                                                     for               2007
Name and Title of             2007 Base         MIP Payout        2004-2007         (% of Base      2007 Stock      2007 PCRS
Executive Director           Salary(1)(2)        for 2006         PCRS Grant        Salary)(3)     Option Grant     Grant (4)
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
A. Greig Woodring              $800,000          $947,590           28,980            0-200%          31,058          9,721
President and Chief
Executive Officer
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David B. Atkinson              $440,000          $454,843           12,300            0-160%           9,265          2,900
Executive Vice President
and Chief Operating
Officer
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Jack B. Lay                    $420,000          $427,769           10,260            0-160%          11,119          3,480
Senior Executive Vice
President and CFO
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Paul A. Schuster               $420,000          $411,780           10,260            0-160%          11,119          3,480
Senior Executive Vice
President,
U.S. Operations
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Graham Watson                  $480,000          $493,380           14,000            0-160%          11,119          7,000
Senior Executive Vice
President, International
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
(1)     Under the RGA Reinsurance Company Executive Deferred Savings Plan (the
        "Plan"), executive officers of the Company participating in the Plan may defer up to 50% of his or her annual base salary and up to 100% of any incentive compensation awarded to such participant under an incentive compensation plan maintained by the Company. The amount of compensation to be deferred by each participant will be determined in accordance with the Plan based on elections made by the participant.
        The amount of compensation deferred under the Plan will be paid by one to fifteen installments upon the participant's retirement, termination, death, disability or other dates determined in accordance with the Plan. Mr. Watson, as a non-U.S. citizen, is not eligible to participate in the Plan.

(2) In February or March of each year, the Compensation Committee meets to determine whether, based on market data, the performance of each executive officer and the performance of the Company during the preceding fiscal year, base salaries for the named executive officers should be increased.


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        Additionally, base salaries for the named executive officers will generally increase concurrent with an officer's promotion or an increase in an officer's responsibilities, as may be determined by the Compensation Committee from time to time.

(3) Results for Reinsurance Group of America, Incorporated (the "Company") under the Reinsurance Group of America, Incorporated Management Incentive Plan, as amended and restated effective January 1, 2003 (the "MIP"), are measured primarily on annual operating earnings (net income from continuing operations less realized capital gains and losses and certain other non-operating items) per share and, secondarily, on annual consolidated revenues. The MIP award for certain participants may be measured in part or in whole on divisional results, which will be based on the division's revenues and operating earnings.

(4) Represents the target number of shares of performance contingent restricted stock of the Company issuable under the 2007 award, subject to the terms and conditions thereof.
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